UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

On November 12, 2013, Celsion Corporation issued a press release reporting its financial results for the quarter ended September 30, 2013.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 6, 2013, Celsion Corporation announced it would hold a conference call on November 12, 2013 to discuss its financial results for the quarter ended September 30, 2013 and provide a business update.  The conference call will also be broadcast live on the internet at http://www.celsion.com.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. Such information shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Celsion Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 8.01            Other Events.

The Company has reassessed the application of ASC 470-20, Debt with Conversion and Other Options as it relates to the 8% Series A Redeemable Convertible Preferred Stock Offering completed in January 2011 (the January 2011 Preferred Offering). The Company received gross proceeds from the January 2011 Preferred Offering of approximately $5.1 million in which it sold 5,000 shares of 8% redeemable convertible preferred stock with a stated value of $1,000 per share, each share convertible into 92.5926 shares of common stock, and warrants to purchase up to approximately 463,000 shares of common stock. All 5,000 shares of preferred stock sold n the January 2011 Preferred Offering were subsequently converted into the stated number of common stock shares as of August 2011. ASC 470-20 requires the Company to value the preferred stock and common stock warrants, any resulting beneficial conversion feature(s) resulting from the valuation of these securities and to determine and record the value of each of these securities or conversion feature as debt or equity based on the interpretation and application of ASC 470-20.

The Company allocated the proceeds of the Offering between the redeemable preferred stock and the warrants based on fair value and correctly recorded the redeemable preferred stock as a liability (debt), but did not consider the embedded beneficial conversion feature (BCF) associated with the redeemable preferred stock. ASC 470-20 required the Company to record a BCF of approximately $5 million at the time of issuance of the $5 million convertible Preferred Stock offering and to amortize the BCF as non-cash interest expense over the conversion period. Since all 462,960 shares were converted by August 8, 2011, the entire $5 million of BCF should have been amortized as interest expense during 2011. As a result, the Company’s interest expense and net loss were understated by $5 million. The error had no effect on cash, cash flows or total shareholders’ equity during 2011 and had no effect on cash, cash flows, net income or total shareholders’ equity for any subsequent periods. After considering the quantitative and qualitative effects of the errors to the 2011 annual financial statements, as well as the quarterly period financial statements within 2011, in the opinion of management the error is not material to assessing the financial condition or operations of the Company. The Company has adjusted additional paid-in capital and a corresponding offset to retained earnings on the September 30, 2013 and December 31, 2012 balance sheets to reflect this adjustment.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release titled “Celsion Corporation Reports Third Quarter 2013 Financial Results and Provides Business Update” issued by Celsion Corporation on November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: November 12, 2013	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “Celsion Corporation Reports Third Quarter 2013 Financial Results and Provides Business Update” issued by Celsion Corporation on November 12, 2013.